EXHIBIT 99(b)

McCARTER & ENGLISH, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07101-0652
(973) 622-4444
[STT-6088]
Attorneys for Plaintiffs, Louis V. Aronson II,
Robert A. Aronson, Erwin M. Ganz, I. Leo Motiuk
Gerard J. Quinnan, Justin P. Walder, and Saul H. Weisman

DEUTCH & FALK LLC
843 Rahway Avenue
Woodbridge, New Jersey 07095-3699
(732) 636-4200 [KBF - 6541]
Attorneys for Plaintiff, Ronson Corporation

                       IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF NEW JERSEY

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                                                              :::::::::::::::::
RONSON CORPORATION, LOUIS V. ARONSON II, ROBERT A. ARONSON,   :  No.
ERWIN M. GANZ, I. LEO MOTIUK, GERARD J. QUINNAN, JUSTIN P.    :
WALDER, and SAUL H. WEISMAN,

                  Plaintiffs,

v.                                                                  COMPLAINT

STEEL PARTNERS II, L.P., STEEL PARTNERS, L.L.C., WARREN G.
LICHTENSTEIN, JACK HOWARD, HOWARD M. LORBER, RONALD HAYES,
TRAVIS BRADFORD and JOHN DOES 1-100,

                  Defendants.

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     Plaintiffs Ronson Corporation ("Ronson" or the "Company") and Louis V.
Aronson II, Robert A. Aronson, Erwin M. Ganz, I. Leo Motiuk, Gerard J. Quinnan, Justin P. Walder, and Saul H. Weisman (collectively "Directors"), Directors of Ronson, by their attorneys, in this Complaint alleges, as follows:

     1. Plaintiff Ronson is a New Jersey corporation with its principal place of business at Corporate Park III, Campus Drive, Somerset, New Jersey 08875.

     2. Defendants Steel Partners II, L.P.'s and Steel Partners, L.L.C.'s, principal places of business are at 590 Madison Avenue, 32nd Floor, New York, New York 10022. Defendant Warren G. Lichtenstein ("Lichtenstein") resides in the State of New York or in the State of Colorado. Defendant Jack Howard ("Howard") resides in the State of California. Defendant Howard M. Lorber ("Lorber") has an address at 70 East Sunrise Highway, Valley Stream, State of New York. Defendant Ronald Hayes ("Hayes") resides in Florida. Upon information and belief, Defendant Travis Bradford ("Bradford") resides in the State of New York or Connecticut.

                              NATURE OF THE ACTION
                              --------------------

     1. This action arises out of the unlawful, surreptitious efforts of defendant Steel Partners II, L.P. and its general partner, Steel Partners, L.L.C. (collectively "Steel Partners II"), a self-described New York based financial scavenger, and those acting in concert with it, to acquire shares of common stock in and control over Ronson without making the disclosures required by the federal securities laws for the protection of Ronson and its public shareholders. Through the use of false, misleading, incomplete and non-existent public filings with the Securities and Exchange Commission (the "SEC"), and the use of an undisclosed group of limited partners and confederates, defendants have amassed a stake of at least 17.69% -- and probably more -- of Ronson's common stock. Ronson seeks injunctive relief to compel defendants to make the disclosures required by law to enable Ronson shareholders to make informed investment and voting decisions. Ronson also seeks relief necessary to prevent the defendants from enjoying any benefits from their unlawful activities. Steel Partners has also tortuously interfered with Ronson's prospective economic advantage, causing substantial damage to Ronson.

     2. Steel Partners II is a front for defendant Warren G. Lichtenstein, a 37 year old New York financial speculator. (Lichtenstein and his associates, who include Jack Howard, Travis Bradford, Howard M. Lorber and Ronald Hayes, and Steel Partners II are referred to together as the "Steel Defendants.") Lichtenstein's and his cohorts' self-professed "principal occupation" is "investing in the securities of microcap [and small cap] companies." This is a euphemism for their actual and attempted intimidation of small publicly-traded companies and the shareholders in those companies, many of whom are unsophisticated in the methods of experienced and overly aggressive take-over artists. Indeed, while their securities law filings never do so, the Steel Defendants have revealed their true objectives in materials they send to existing and potential investors in Steel Partners II who finance their operation. In these materials they describe themselves as follows:
                                            ----------

     o    "WE ARE PROUD TO BE SCAVENGERS AND BOTTOM FISHERS"
                              ----------     --------------

     o    "WE ARE TRYING TO BUY A DOLLAR FOR FIFTY CENTS"
                                ------------------------

     o    'WE HAVE ADHERED TO OUR 'BLOCKING and TACKLING' STYLE OF INVESTING"

     o    "WE . . . HAVE THE ABILITY TO PURCHASE AN ENTIRE COMPANY AT PRICES
          BELOW PUBLIC EQUITY"                                     ---------
          -------------------

     o    "WE ARE NOT PASSIVE INVESTORS"
                  -----------

     3. Defendants ritually complain of poor management in virtually every company they have targeted, yet to Steel Partners's own investors they admit their targets are identified by, among other things, having low stock prices because the companies are "under-followed" by analysts or institutional investors. Thus, such accusations of mismanagement by Defendants are false and misleading, as revealed by their own admissions to their investors.

     4. The statements set forth above in paragraphs 2 and 3, as well as the prior activities of Steel Partners II and Steel Partners, L.P., a predecessor front for Lichtenstein, provided more than ample grounds for Ronson and its shareholders to be alarmed and apprehensive (Steel Partners, L.P. and Steel Partners II, together with other persons and entities acting on their behalf, are referred to as "Steel Partners" or "Steel"). These grounds of concern include, among other things, the following examples of Steel's pattern and practice of enriching itself (and its confederates) at the expense of the target company and that company's public shareholders:

     o Repeated instances where Steel has initially purchased shares of corporations while publicly disclaiming its true intention to exercise control, only to turn-about and attempt to influence corporate events for its own short-term gain.

     o Repeated instances where Steel has threatened to disrupt a corporation's ongoing business plan so as to induce the company to buy back Steel's shares in transactions not available to the other public shareholders (i.e. "greenmail").

     o    The adjudication by one federal court that it was "highly probable"
                                                             ---------------
          that Steel has violated the federal securities laws by failing to disclose all the members of its group and the refusal of another federal Court to dismiss similar allegations.

     o Steel's admission to having violated Section 16(b) of the Securities Exchange Act and the consequent disgorgement of all ill-gotten profit.

     o Steel's failure to disclose its securities law violations in any of its Schedule 13D filings.

Defendants Ronald Hayes and Howard M. Lorber, and others who are acting with Steel here, have been participants in Steel's prior schemes and have a deep and longstanding relationship with Steel. For example, defendant Ronald Hayes has in the past joined together with Steel in several corporate takeovers and currently serves with Mr. Lichtenstein on the board of directors of a company called Gateway, Inc. Likewise, Mr. Lorber has previously stood as a Steel-nominated board insurgent in earlier Steel takeover battles and has a son, Brian Lorber, who worked for Steel and was also a director of Gateway.

     5. True to form, Steel has failed to timely and adequately (or at all) disclose (i) its intention to control Ronson and use it as a vehicle to engage in transactions involving other Steel controlled companies, or, short of that, to disrupt and tortuously interfere with corporate activities to such an extent that they put Ronson "in play" or force the Company to engage in a greenmail repurchase transaction, and (ii) that defendants Ronald Hayes, Howard M. Lorber and other limited partners and affiliates of Steel Partners are members of the group (the "Steel Group") that Steel has formed to press for control or to otherwise further their personal agenda at the expense of Ronson's public shareholders. By gradually acquiring Ronson stock in at least fifty separate transactions, the Steel Group has surreptitiously and unlawfully accumulated at least 17.69% of Ronson's stock by the use of false and materially incomplete public filings with the SEC. In those misleading filings they have failed to disclose (a) their plans (including, but not limited to) utilizing control of Ronson in order to force it to merge with another Steel controlled company, Gateway, Inc. (to which Mr. Hayes serves as a director) -- and ultimately use that merged company to obtain control of Ronson PLC, the corporate entity that controls the Ronson name in most countries outside of North America, where Ronson Corporation controls the brand name "Ronson," (b) the members of their group, their identities, the extent of their collective holdings and all arrangements and understandings among them, (c) the Steel Group's history of acting in concert with others as corporate raiders and destabilizers in order to enrich themselves at the expense of other shareholders, and (d) the Steel Group's prior violations of the federal securities laws. In short, as they have many times in the past, the Steel Group and its undisclosed cohorts have embarked on a surreptitious scheme designed solely to maximize their personal gain at the expense of the best interests of Ronson and its other shareholders, as well as Ronson's employees. Upon information and belief, Defendants' plan has always been to disrupt Ronson's operations, direct its management and ultimately cause a change of control so that it could force the Company to engage in a transaction that would inure to the benefit of Steel -- such as a sale to Gateway, a greenmail repurchase, or other self-interested transaction.

     6. Defendants' conduct is in violation of, among other provisions of the federal securities laws, section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") 15 U.S.C. ss. 78m(d) and the rules and regulations promulgated thereunder, 17 CFR 240.13d-1 et. seq. This statutory and regulatory scheme is designed to provide full and accurate notification to shareholders and to the investing public in advance of attempts to exercise control over public
                        ----------
companies, by requiring disclosure of a plan or purposes relating to a wide
                                             --
variety of events, including extraordinary transactions and (b) the names, identities and affiliation, of those who are attempting to influence and exercise control over the Company.

     7. In response to the defendants' unlawful conduct and to ensure that Ronson's shareholders will not be forced to make voting and investment decisions in an environment poisoned by defendants' violations of the securities laws, Ronson was compelled to commence this action. In order to protect Ronson and Ronson's shareholders from future abusive and illegal activities by the defendants, the Court should grant Ronson injunctive relief requiring all participants in the Steel Group to comply fully with the securities laws by filing a corrected Schedule 13D fully disclosing (a) the group's plans and purposes concerning Ronson, (b) all of the related contracts, arrangements, and understandings and (c) the names and involvement of all of Steel's so-called "Limited Partners." Given the large block of Ronson stock that defendants have acquired through their illegal scheme, corrective disclosure will not be a sufficient remedy. Accordingly, the Court should grant further injunctive relief: (a) prohibiting defendants from voting shares of Ronson stock acquired starting from when Steel filed its first false and misleading Schedule 13D and thereafter; (b) prohibiting defendants from acquiring or attempting to acquire any additional Ronson securities; and (c) requiring defendants to divest themselves of all Ronson securities acquired after they crossed the 5% threshold by means of an orderly and broad distribution. Finally, Ronson seeks a declaration that through the formation of the Steel Group, defendants have (i) become an Acquiring Person as defined by Ronson's shareholder rights plan, which would create the opportunity for Ronson shareholders, other than Steel and those acting in concert with it, to exercise share purchase rights to counter the defendants' unlawful schemes and (ii) become an Interested Stockholder as defined in the New Jersey Shareholders Protection Act, which strictly curtails Steel from engaging in certain transactions concerning Ronson.

                             JURISDICTION AND VENUE
                             ----------------------

     8. This action arises under section 13(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. 78m(d), and the rules and regulations promulgated thereunder. Subject matter jurisdiction is conferred by section 27 of the Exchange Act, 15 U.S.C. ss. 78aa, and 28 U.S.C. ss. 1331. Acts and transactions constituting and in furtherance of the violations of law have occurred, are occurring, and unless enjoined will continue to occur, in this District. The actions complained of have been carried out by the use of the means and instrumentalities of interstate commerce and by the use of the United States Postal Service. Subject matter jurisdiction is also conferred by 28 U.S.C. ss. 1332 as the matter in controversy exceeds the sum or value of $75,000, exclusive of interest and costs, and is between citizens of different states.

     9. Venue in this district is proper under 15 U.S.C.ss. 78aa and 28 U.S.C.ss.1391.



                                     PARTIES
                                     -------

    10. Ronson Corporation is a New Jersey corporation headquartered in Somerset, New Jersey. The Company was founded in 1886 and operates a number of successful businesses in the consumer product and aviation service industries. Ronson has offices and plants in Somerset and Woodbridge, New Jersey; in Mississaugua, Canada - Ronson Corporation of Canada, Ltd.; and a hangar/office complex providing fueling and other services, acting as a Fixed Base Operator
(FBO) at the Trenton-Mercer Airport, Trenton, New Jersey. The Company employs about 120 workers throughout New Jersey and Canada.

    11. The Ronson board of directors has seven members, five of whom are neither officers nor employees of Ronson. Ronson's current directors, whose average tenure on the Board is approximately 22 years, include prominent businessmen and professionals within New Jersey, with a vast array of experience.

    12. Ronson's common stock is listed for trading on the NASDAQ Small Cap and is registered under section 12(g) of the Exchange Act, 15 U.S.C. ss. 781(g). As of April 16, 2003, there were 3,842,168 shares of Ronson common stock outstanding.

    13. Defendant Steel Partners II is a Delaware limited partnership based in New York City, with an offshore domicile in the Cayman Islands. Defendant Steel Partners, L.L.C. is the general partner of Steel Partners II.

    14. Steel Partners purports to own 378,417 shares of Ronson common stock.

    15. Upon information and belief, Steel Partners LLC's total assets under management approximate to $360,000,000, of which $280,000,000 comes from Steel Partners II which represents the private investors' contribution.

    16. Steel Partners is an investment firm that acquires a stake in small and/or midsize public company stock, then threatens to disrupt and upheave the target company's operations. Steel Partners frequently seeks to gain control of "underfollowed companies" through a hostile proxy or consent solicitation or other device in an effort to obtain for themselves a short-term financial gain. These efforts have repeatedly involved violations of the federal securities laws. The list of companies victimized by Steel -- and its co-defendants here Jack Howard, Ronald Hayes and Howard M. Lorber -- is long, including:


          (A) Medical Imaging Centers of America, Inc. ("MICA"). In January
              ----------------------------------------
     1996, after failing to disclose its true intentions in earlier 13D filings, Steel Partners, acting in concert with others, initiated a proxy contest to remove all existing board members and to replace them with Steel nominees. Shortly thereafter, the United States District Court for the Southern District of California granted MICA's request for a preliminary injunction, finding a "high probability" that MICA would succeed on its claim that Steel Partners violated section 13(d) by failing to disclose, inter alia, the existence of a group that it had formed to seek control of MICA. Defendant Ronald Hayes -- with whom Steel fails to disclose any arrangement or understanding concerning Ronson stock -- was one of the surreptitious investors in the MICA situation (where Steel also disclaimed any understandings). Based upon the hidden holdings of Mr. Hayes (among others), the court issued a preliminary injunction restricting the right of Steel's group to vote its MICA shares in an upcoming election of directors.

          (B) AutoInfo, Inc. In April 1995, after failing to disclose any
              --------------
     intentions with respect to control in earlier 13D filings, Steel initiated a consent solicitation to remove the existing board of directors. This initial consent solicitation failed to attract sufficient shareholder support. Around the same time, however, Ryback, an investment concern acting in concert with Steel, but never disclosed in any of Steel's 13(d) filings, accumulated a large position in AutoInfo's shares. Steel then initiated a second consent solicitation, which it withdrew when faced with a lawsuit by AutoInfo alleging that Steel, Ryback, and others had violated sections 13(d) and 14(a) of the Exchange Act. Ryback was dismissed from the lawsuit after agreeing, among other things, to cease further purchase of AutoInfo's shares and to severely restrict its rights to vote the shares that it owned.

          (C) TandyCrafts, Inc. In 2000, Steel and a group of undisclosed
              -----------------
     investors acquired approximately 14.9% of the outstanding shares of TandyCrafts. According to a complaint filed in the United States District Court for the Northern District of Texas (TandyCrafts, Inc. v. Steel
                                               --------------------------
     Partner II, et al.), Steel followed its historic modus operandi. In blatant
     ------------------
     disregard for the securities laws, Steel embarked on a surreptitious scheme to take control of the Company, to replace the existing board of directors and/or to orchestrate a sale of the Company in a transaction that benefits Steel. Steel countersued TandyCrafts over a proxy fight in which it tried to oust the board, thereafter settling for seats on the board. The parties settled under terms that required TandyCrafts to replace two of its directors with Lichtenstein, Glen Kassan (of Steel Partners) and Mark Schwarz of Newcastle Partners (an investment firm usually affiliated with Steel Partners); issue shares to Steel Partners; and amend its Shareholder Rights Plan to permit the issuance of the shares without Steel Partners being considered an "Acquiring Person" within the meaning of the Shareholder Rights Plan. As of December 31, 2002, TandyCraft filed for bankruptcy, sold most of its assets, and is likely to cancel much of its common stock.


          (D) Regency Equities Corp. Steel Partners, Warren Lichtenstein, and
              ---------------------
     Jack Howard, an employee of Steel and an advisor to defendant Ronald Hayes, commenced a proxy contest with a group of shareholders seeking to take control of the Regency board of directors. Michael Milken, a felon convicted of numerous securities laws violations, controlled a significant block of Regency shares, and Milken's counsel promised to defray Steel's expenses. After Regency sued Steel's group, the group forced Regency to make an extraordinary cash dividend payment, and later its members received a payment of "greenmail," i.e., had their shares repurchased in a transaction that did not include all public shareholders.

          (E) Synercom Technology, Inc. In April 1992, a group of investors led
              -------------------------
     by defendant Jack Howard (now an employee of Steel Partners) and including defendant Ronald Hayes (the "Howard/Hayes Group") had a substantial stockholding position in Synercom Technology, Inc. and demanded, but were refused, two seats on Synercom's board of directors. Also during 1992, Steel Partners amassed a block of Synercom stock. In early 1992, Steel "requested" board representation, but also was rebuffed by Synercom. Shortly thereafter, Steel and the Howard/Hayes Group joined forces (in an alliance still going strong today) to disrupt Synercom's operations and take over control of the company. Faced with the combined forces of Steel and the Howard/Hayes Group, Synercom capitulated to the insurgents' demands and ceded control to Steel/Howard/Hayes.

          (F) Gateway Communications, Inc., subsequently renamed Gateway
              ----------------------------------------------------------
     Industries Inc. In April 1994, Steel Partners began acquiring Gateway
     ---------------
     shares and agreed to act as part of a group with an investment group headed by defendant Ronald Hayes. After the Steel group threatened a proxy contest and proposed a slate of nominees to gain control of Gateway, which included Messrs. Lichtenstein and Howard of Steel and Mr. Hayes, Gateway was forced to cede control to Steel and Hayes. Thereafter, Steel announced its intention to direct Gateway to begin selling off assets. Gateway, under Steel's control, then acquired another business, Marsel, for about $2.8 million. Lichtenstein was paid a fee of $175,000 for "arranging" this acquisition. Under Steel's and Lichtenstein's control, Marsel lost a substantial sum and was sold by Gateway for $1. This Marsel acquisition and sale resulted in losses to Gateway's shareholders of over $3 million. However, after Marsel's financial outlook improved, Gateway attempted to regain control and threatened to disrupt the Company through litigation. Marsel indicated that it intended to seek recovery for all costs of any malicious litigation instituted by Gateway/Steel/Lichtenstein. Jack Howard has also served as the Acting President and a Director for Gateway. In May 1998, Gary Ullman was nominated by Steel Partners/Lichtenstein to serve on the Ronson Board of Directors. Prior to his nomination by Steel Partners/Lichtenstein, Mr. Ullman served as President and Chief Executive Officer of a company that signed a plea agreement and entered a guilty plea on behalf of his company. Ullman's company, under his leadership, pled guilty to five separate criminal charges. Mr. Ullman currently serves as a member of the Gateway Board of Directors and the Gateway Audit Committee. Steven Wolosky, Esq., counsel for Lichtenstein and Steel Partners, serves as Secretary of the Gateway, and is a director on the board of SL Industries, another company raided by Lichtenstein/Steel Partners and confederates. Lichtenstein's power moves concerning Gateway have further resulted in his current status as Chairman (since 1995) and Chief Executive Officer, and formerly serving as President. Lichtenstein has also bilked Gateway by entering into a "Management Agreement" where a company owned by Lichtenstein/Steel Partners - Steel Partners Services ("SPS") - received from Gateway $280,000 during the fiscal years ending December 2000 and December 2001. As of March 26, 2002, SPS assigned the Management Agreement to Steel Partners.


          (G) Kinark Corp. Following a proxy solicitation to obtain board
             -----------
     representation, Steel again announced its intention to take control after acquiring a 13% stake. Steel subsequently admitted to violations of section 16(b) of the Exchange Act in connection with its transactions in Kinark stock, and disgorged its illegal profits to Kinark.


          (H) BFX Corp. In 1997, Steel and certain of its undisclosed
              --------
     confederates amassed a 25% stake in Buffton (now BFX) Corp. and attempted to take control of the company. BFX responded by filing suit in Federal Court claiming that Steel and its cohorts had violated Sections 10(b) and 13(d) of the Exchange Act by, among other things, failing to disclose the existence of the group acting in concert. Steel moved to dismiss the lawsuit, but the Federal Court "after a thorough review of BFX's allegations with the controlling legal authorities in mind . . . found that BFX has alleged sufficient facts to withstand the defendants' motion to dismiss." The lawsuit settled, and Steel's takeover attempt ended, when Steel sold its stock to BFX for $3.8 million (plus its expenses) in a transaction not available to other shareholders-- and Steel agreed not to purchase BFX stock for ten years.

          (I) PLM International. At or about the same time they were purchasing
              -----------------
     stock from Ronson, Steel (and certain of its confederates) also was acquiring shares of San Francisco-based PLM International. After acquiring a 16% position Steel threatened to commence a hostile takeover and to otherwise disrupt PLM's operations. In an attempt to mollify Steel and Mr. Lichtenstein, PLM agreed to permit Steel to appoint two directors to PLM's board so long as Steel would not take hostile action until after December 31, 1999. For its two directors, Steel appointed Warren Lichtenstein and Howard M. Lorber -- the same Mr. Lorber who beneficially owns 296,947 shares of Ronson stock and with whom Steel claims (incredibly) to have no affiliation, arrangement or understanding concerning Ronson.

          (J) Puroflow Incorporated. During 1999, Steel Partners began an
              ---------------------
     undisclosed campaign to surreptitiously amass a 17% block of stock of Puroflow stock and then to use that block of stock to disrupt Puroflow's operations and to destabilize the company. According to a complaint filed in California Superior Court in June 1999 (Puroflow Inc. v. Lichtenstein,
                                               -------------------------------
     et al., No. LC049028), at the time Steel filed a Schedule 13D claiming to
     ------
     the public shareholders that it owned 17% of Puroflow, it was telling Puroflow's main competitors that Steel and its allies "owned" Puroflow since they controlled 55% of the stock. In addition to misrepresenting the extent of its holdings, Steel also misled the public about its intentions for Puroflow-- while Steel was telling the investing public that it held Puroflow stock for investment purposes, it was engaged in an active campaign of destabilization by telling Puroflow's competitors that Puroflow was "for sale" and that Steel intended to conduct "an auction" for the Company. Unable to withstand the costs of a protracted litigation battle with Steel, Puroflow's management succumbed to Steel's demands and placed Lichtenstein and several of his cohorts on the Board. With Steel in control since October 1999, Puroflow's stockholders have seen the value of their stock decrease by 20%. Presently Travis Bradford serves as Chairman of the Board of Directors, Lichtenstein and Glen Kassan, who are affiliated with Steel Partners, are also Directors.

          (K) Aydin Corp. Less than a month after filing a Schedule 13D on July
             -----------
     30, 1998 stating that they had no immediate intentions to disrupt the operations of the company, Steel and others in its undisclosed group of corporate destabilizers commenced a consent solicitation with the intention of replacing Aydin's board with its own nominees, and then selling the company. Later that same month, Aydin and the Steel group reached a settlement whereby all three of Steel's designees were elected to the Aydin board of directors. Soon afterward, at Steel's insistence, the company was sold on March 1, 1999.

          (L) SL Industries. In February 2002, true to form, Steel Partners
              --------------
     mounted a proxy campaign to take over the board of SL Industries and force a sale. Presently, Lichtenstein serves as Chairman and Chief Executive Officer and Steven Wolosky, Esq., Lichtenstein's and Steel Partners's counsel, is a director on the SL Industries Board and serves as Secretary of Gateway, as previously mentioned. Glen Kassan who serves as the President and a Director, and James Henderson who is a director, are both affiliated with Steel Partners.

          (M) Del Global Technologies Corp. Steel Partners II, L.P. has made a
              ----------------------------
     preliminary filing with the SEC of proxy materials to be used to solicit votes for the election of its nominees at the Annual Meeting of stockholders of Del Global Technologies Corp. ("Del Global") scheduled for May 14, 2003. Steel Partners and certain participants (WebFinancial Corporation [f/k/a Roses Holdings, Inc.] - controlled by Steel Partners/Lichtenstein, Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., Canine Partners, L.L.C., David Wright, Gerald M. Czarnecki, and Suzanne M. Hopgood) who are collectively beneficial owners of approximately 18.7% of the outstanding common stock of Del Global, initiated this proxy contest on April 16, 2003. Steel Partners has nominated three directors in opposition to Del Global's incumbent directors, whose terms expire at the Annual Meeting of Stockholders. Steel Partners continues its well-documented pattern of corporate upheaval by contending that Del Global's stock is undervalued and that the Board of Directors of Del Global must be held accountable for poor financial and stock price performance, poor corporate governance, lack of independence and failure to maximize share value. Steel Partners also seeks a repeal of the Rights Agreement (Poison Pill) Del Global adopted in September 2001.

          (N) United Industrial Corporation ("United Industrial"). On April 1,
              ---------------------------------------------------
     2003, Warren G. Lichtenstein, a member of the Board of Directors of United Industrial (the "Board") and the beneficial owner of over 12% of the capital stock of United Industrial, delivered a letter to the Board, expressing his disappointment with the progress made by the controlling members of the Board since the October 4, 2002 Annual Meeting of Stockholders. The Letter detailed immediate actions that Mr. Lichtenstein believed must be implemented by the Board in order to maximize stockholder value (selling-off its assets). Lichtenstein contends that if the Board continues to ignore these value enhancing demands, Lichtenstein threatens that Steel Partners II will consider nominating two new directors for election at the next annual meeting of stockholders. Along with Mr. Lichtenstein, Mr. Glen Kassan serves as a director of United Industrial. Mr. Kassan is also Executive Vice President of Steel Partners, Ltd. ("SPL"), a management and advisory company that provides management services to Steel Partners II, L.P. ("Steel") and other affiliates of Steel (since March 2002); and also serves as Vice President, Chief Financial Officer and Secretary of WebFinancial Corporation (since June 2000), a consumer and commercial lender controlled by Steel Partners/Lichtenstein; director (since January 2002) and President (since February 2002) of SL Industries, Inc.

          (O) Sylvan, Inc. March 31, 2003, Steel Partners, in conjunction with
              -----------
     affiliated hedge funds (the "Affiliates") filed an Amended Schedule 13D, having previously sought to engage the Sylvan, Inc.'s ("Sylvan") Board of Directors in discussions with respect to alternatives for enhancing stockholder value and increasing representation of the Affiliates on the Board of Directors. The Affiliates further proposed to enter into a standstill agreement with Sylvan while such discussions were ongoing. Sylvan was not willing to enter into discussions that were acceptable to the Affiliates. Therefore, no standstill agreement could be executed. As a result, the Affiliates intend to nominate their own slate of nominees for election as directors at Sylvan's 2003 annual meeting of stockholders and to solicit proxies in support of their nominees in opposition to the Issuer's nominees. The Affiliates intend to give the Issuer formal notice of their nominations and to file a preliminary proxy statement with the Securities and Exchange Commission shortly.

    17. Other companies with respect to which Steel has attempted to gain control at times in conjunction with others including defendants Hayes, Howard and Lorber, include P&F Industries, Inc., Ptek Holdings, Park-Ohio Industries, Inc., ECC International Corporation, Sync Research, Inc., MCSi Corporation, WebFinancial Corp. f/k/a Roses Holdings, Inc., GenCorp. and Liquid-Audio, Inc. Typically, these attempts followed in the wake of initial public filings by Steel which were completely inconsistent with its confidential statements to potential Steel partners, even though Steel proclaimed itself a passive investor. Steel's false and misleading public filings evidence a pattern of directly contravening investor disclosure rules mandated by the Securities and Exchange Commission.

    18. Defendant Warren G. Lichtenstein, thirty-seven years old, is a former risk arbitrageur who is currently the Chairman of the Board, Chief Executive Officer, and Secretary of Steel Partners, L.L.C., the general partner of Steel Partners II. Mr. Lichtenstein purports to control the day-to-day operations of Steel Partners.


    19. Defendant Jack L. Howard is and has been affiliated with Steel Partners II and its predecessors and has been a central figure in many of their attempts to seek control of public companies. Howard directly or indirectly owns shares of Ronson stock and has acted as Steel's agent with respect to Steel's undisclosed scheme to take control of Ronson by making contacts with Ronson's management and with other Ronson shareholders on Steel's behalf.

    20. Defendant Ronald Hayes, a limited partner in Steel Partners, owns
11,025 shares of Ronson stock in his own name. Hayes and Steel have a long intertwined history in which they have collaborated in many takeover attempts. Hayes was the chairman of a company called Gemco National, Inc., of which Steel Partners employee Jack Howard was a director. Mr. Hayes, along with Jack Howard and Warren Lichtenstein, were Steel Partners's nominees for directorship of Gateway Communications, a company against which Steel Partners conducted a proxy contest in 1994. Since that time, Mr. Hayes has served as a director of Gateway along with defendants Warren Lichtenstein and Jack Howard (who also serves as president). Besides Gateway, Mr. Hayes also joined together with Steel and Messrs. Lichtenstein and Howard in their takeover attempt of Synercom Technologies, discussed infra. Moreover, Mr. Hayes was part of the undisclosed group of investors supporting Steel in its takeover attempt of MICA. In that case, a federal judge found a "high probability" that Steel's failure to disclose that it was working with Hayes and others constituted a violation of federal law, and thereby enjoined Steel from proceeding.

    21. Defendant Howard M. Lorber is a limited partner in Steel Partners and is an investor who beneficially owns 296,947 shares of Ronson stock or 7.7% of the Company's stock. As detailed above, Lorber has worked with Steel in the past, including being a Steel nominee to the Board of Directors of PLM International. Any doubt that Steel and Lorber are acting in concert was put to rest in August of 2000, when Steel disclosed that it had acquired a 6.1% stake in Nathan's Famous, Inc. -- a company for which Howard M. Lorber is the Chief Executive Officer. Lastly, this relationship has been further solidified by the fact that Brian Lorber -- Howard M. Lorber's son -- was an employee of Steel and a director of Steel-owned Gateway. Despite these close relationships and history of co-investment, on January 27, 2000, Mr. Lorber filed a Schedule 13(d) with the Securities and Exchange Commission in which he disclaims arrangements or understandings with Steel concerning Ronson. Since making that filing, Lorber has taken no steps to correct its numerous inaccuracies and material non-disclosure.

    22. Defendant Travis Bradford and Defendants John Does 1-100 are limited partners and/or confederates of Steel Partners who have conspired with Steel Partners or acquired shares of Ronson common stock, but have failed to disclose that they are acting as a group with Steel. Steel has consistently utilized its limited partners and affiliates to amass undisclosed blocks of stock and has done so with respect to Ronson as evidenced by the holdings of Hayes, Howard, and Lorber. In addition, Steel has developed a plan and scheme whereby it provides its limited partners with Co-Investment Rights in certain of its targeted investments. The so-called "limited partners" -- from whom Lichtenstein regularly solicits advice and input concerning investment decisions -- are in fact active participants in Steel Partners and the public has the right to know the identity of these individuals (as well as any shareholding they may have in Ronson).

                 STEEL'S ACQUISITIONS OF RONSON STOCK AND FILING
                 -----------------------------------------------
          OF FALSE, DEFICIENT AND MATERIALLY INCOMPLETE SCHEDULE 13D'S
          ------------------------------------------------------------

    23. On June 24, 1996, Steel Partners began acquiring Ronson stock, engaging in periodic stock transactions over the next year. By March 18, 1997, Steel had acquired 135,800 shares (4.9% of the outstanding shares), just below the level requiring public disclosure of their ownership and intentions.

    24. At or about this time, representatives of Steel Partners (including Messrs. Lichtenstein, Howard, Robert Frankfurt, and Richard Lazarow) began contacting Ronson and making inquiries concerning Ronson, its operations and a completed exchange offer, which pertained to an exchange of Ronson preferred stock for Ronson common shares. Bradford, who became affiliated with Steel on or before 2001, also made many inquiries for information about the Company in 2001 and 2002.

    25. On April 25, 1997, Lichtenstein called and spoke to Ronson's CEO, Louis
V. Aronson II. During this telephone call Mr. Lichtenstein congratulated Mr. Aronson on the job he had done over the years "building up the company and the Ronson brand name" and stated that he would like to meet with Mr. Aronson to continue Steel's "due diligence" of Ronson. Mr. Aronson agreed to the meeting.


    26. On May 19, 1997, Mr. Aronson and Mr. Lichtenstein met in New York City. During this meeting, Mr. Lichtenstein advised Mr. Aronson that he acts on due diligence and inquired about Ronson and, in particular, Ronson's relationship and/or plans for Ronson PLC ("PLC"), an English company which owns the foreign rights to the Ronson name in the United Kingdom and certain other foreign countries. Mr. Lichtenstein's interest in PLC caused Mr. Aronson considerable concern. As a result, Mr. Aronson sought to obtain Mr. Lichtenstein's assurance that he would not contact people at PLC since Mr. Aronson feared that any such inquiries would disrupt certain approaches Ronson was in the process of making with the English company. Mr. Aronson's fears very soon turned out to be well-founded.

    27. Three days after this meeting, Mr. Aronson sent Mr. Lichtenstein materials on PLC that Mr. Lichtenstein had requested. On June 4, 1997, Mr. Aronson sent Mr. Lichtenstein additional materials on PLC.

    28. On June 13, 1997, Mr. Lichtenstein again called Mr. Aronson. The entirety of the conversation centered on PLC. Towards the end of the discussion, Mr. Lichtenstein disclosed his true intention and plans for Ronson: that he was chairman and a large stockholder in a company called Gateway Industries that had cash, a large net operating loss ("NOL") and no functioning businesses, revenues or profits. Mr. Lichtenstein then proposed that Ronson and Gateway "get together" (merge) and think about jointly pursuing PLC. Mr. Lichtenstein further noted that he wanted to act quickly because Gateway's NOL would expire and Gateway could lose one of its few assets. Mr. Aronson told Mr. Lichtenstein that Ronson must perform its own due diligence, and any further discussions were subject to the provision of receiving adequate information from Steel Partners respecting Gateway and Steel.


    29. On June 17, 1997, Messrs. Aronson and Lichtenstein again spoke about Steel's proposal to merge Gateway with Ronson, with Mr. Lichtenstein pushing for an immediate meeting to outline the transaction. Mr. Aronson, in order to fulfill his obligations to conduct thorough due diligence, explained that Ronson needed considerably more information about Steel, Mr. Lichtenstein and particularly Gateway's performance under Mr. Lichtenstein's control and management. This was essential before Ronson's board of directors could even consider any proposal. During this telephone discussion, Mr. Lichtenstein declined to provide any meaningful information, including refusing to disclose the names of people he said Steel was "working with closely" on the PLC "situation."

    30. On June 20, 1997, Mr. Aronson wrote to Mr. Lichtenstein to (1) "make it abundantly clear that Ronson Corporation is not for sale," (2) express his views that Steel's independent actions vis-a-vis PLC were interfering with Ronson
                                 ---------
Corporation's efforts and (3) once again request necessary information concerning Gateway for due diligence purposes.

    31. On July 20, 1997, Mr. Lichtenstein wrote back to Mr. Aronson. Rather than meaningfully respond to Mr. Aronson's inquiries about Gateway, Mr. Lichtenstein provided copies of a few public documents and declared certain of the questions "irrelevant" -- the ones that dealt with Gateway's performance while under Lichtenstein's management. Despite failing to provide any meaningful information, Mr. Lichtenstein continued to press forward with his plan to merge Gateway with Ronson. His letter concluded:

     I continue to feel that a business combination between Gateway and Ronson would make enormous sense for the stockholders of both companies. I also believe a combined company would be in a better position to grow via internal growth, acquisitions (including, but not limited to, Ronson plc) or otherwise.

    32. Over the next six months Mr. Lichtenstein continued to press forward on Steel's proposal that Ronson merge with Gateway, while at the same time refusing to provide the information about Gateway and his contact who was supplying him with information regarding PLC. That Mr. Lichtenstein was reluctant to provide information concerning Gateway's performance under his control was not surprising. (Gateway is one of the few companies Mr. Lichtenstein has actually managed). Gateway's performance was dismal: its only operating businesses were liquidated at a huge loss and shareholder value fell precipitously. It is noteworthy that, despite this performance, Mr. Lichtenstein did arrange for Gateway to pay significant fees to companies Mr. Lichtenstein controlled.

    33. When, in early 1998, Ronson made it abundantly clear that it would not pursue discussions to merge Ronson with Gateway absent receiving the requested information from Steel, Steel embarked on his "Plan B": to attempt to disrupt and ultimately to take over Ronson and then force it to merge with Gateway or, if that failed, to force the Company to buy back Steel's shares or to sell the Company to another bidder. Toward this end Steel made its largest single purchase of Ronson stock and commenced a public campaign to disrupt Ronson's ongoing business plan, a plan that did not include a merger with Gateway, but rather was focused on expanding Ronson's consumer products business through the internal development of new products.

    34. Steel Partners never publicly disclosed its merger intentions as required by federal laws. On or about March 11, 1998, Steel Partners filed with the SEC a Statement on Schedule 13D (the "Schedule 13D"), signed by Warren Lichtenstein, in which it stated that as of that date Steel Partners owned 189,699 shares (or 6.0%) of Ronson's outstanding common stock. The Schedule 13D was false and misleading in at least three material respects.
                                     ------------------------

    35. First, under Item 4, Steel Partners was required to disclose the "purpose or purposes of [its] acquisition of [Ronson] securities" and to "[d]escribe [its] plans or proposals . . . which relate to or would result in" events including:

          (A) The acquisition by any person of additional securities of the issuer, or the disposition of securities of the issuer;

          (B) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

          (C) A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries;

          (D) Any change in the present board of directors or management of the issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

          (E) Any material change in the present capitalization or dividend policy of the issuer;

          (F) Any other material change in the issuer's business or corporate structure . . . ;

          (G) Changes in the issuer's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any person . . . ; or

          (H) Any action similar to any of those enumerated above.

    36. Instead of revealing its true intention -- to take over Ronson and force it to merge with Steel-controlled Gateway (and then to have the combined company merge with or acquire PLC) -- Steel falsely stated in its 13D: "The Reporting Persons purchased the Shares of the Issuer based on the Reporting Persons' belief that the Shares at current market prices are undervalued and represent an attractive investment opportunity. Depending upon overall market conditions, other investment opportunities available to the Reporting Persons, and the availability of Shares at prices that would make the purchase of additional Shares desirable, the Reporting Persons may endeavor to increase their position in the Issuer through, among other things, the purchase of Shares on the open market or in private transactions, on such terms and at such times as the Reporting Persons may deem advisable."

    37. Nevertheless, in a cynical effort to cover its flank with respect to efforts to seek control that it knew it would later undertake, Steel included in its Schedule 13D a reprint of a stockholder proposal it wanted submitted to Ronson's shareholders. This proposal merely stated Steel's unsupported views that management was doing a bad job and that if management "cannot maximize stockholders' equity investments it should either sell, merge or liquidate the corporation in order to maximize the value of the company." Nowhere does Steel disclose its true intentions: (a) to force Ronson to merge with Gateway in a transaction designed to benefit Gateway's stockholders (e.g., Lichtenstein, Hayes, Lorber and their confederates) at the expense of Ronson's shareholders;
(b) to obtain the greenmail repurchase of their shares; and/or (c) to put Ronson "in play," so they could dump their Ronson shares in an inflated market.

    38. Second, the Schedule 13D also contained false and misleading
         ------
disclosures under Item 6, wherein Steel Partners was required to disclose all "contracts, arrangements, understandings or relationships" with respect to securities of Ronson. Under this item Steel Partners stated as follows: "there are no contracts, arrangements or understandings among the Reporting person (Steel Partners and Lichtenstein) and any other person, with respect to the securities of [Ronson]". This was blatantly false since it failed to disclose Steel's relationship with Lorber or Hayes, the others working with Steel, and the names of the limited partners of Steel Partners II. All of these disclosures are required by law.

    39. Third, as stated above, the United States District Court in the MICA
         -----
case had enjoined Steel Partners due to its finding that is was "highly probable" that Steel and its confederates had violated the federal securities laws. Notwithstanding this fact, Steel's Schedule 13D falsely denied that Steel and Lichtenstein (and those acting in concert with them) had been subject to an order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. This disclosure also was required by law. The omission of these facts are particularly significant to Ronson's shareholders because their disclosure would have served as a warning regarding Defendants' intentions to destabilize the Company, exactly as they have with other companies.

    40. After Steel filed its false and misleading Schedule 13D dated March 11, 1998, Steel continued to acquire Ronson stock. Over the next year, Steel acquired an additional 126,500 shares of Ronson stock which increased its direct holdings to 9.9%. During this period Steel has amended its Schedule 13D to reflect its stock purchases and to attach and to publish copies of various defamatory, incendiary and misleading letters it has written to Ronson. However, each of these amendments remain false and misleading in that they have failed to disclose (i) the full extent of Steel Group's position in Ronson stock, including the holdings of Lorber, Hayes and others acting in concert with Steel;
(ii) the nature and extent of the arrangements and understandings between the group members; (iii) Steel's plan to take over Ronson in order to force it to merge with Gateway, a company that Lichtenstein has historically mismanaged and which needs to find a place to "spend" its net operating loss or NOL (or to otherwise engage in transactions designed to enrich themselves and their confederates at the expense of Ronson's public shareholders); or (iv) the prior adjudication in the MICA case that it was "highly probable" that Steel had violated the federal securities' laws and Section 13(d) in particular.

    41. Since March of 1998, Steel has filed a series of amendments to its
Schedule 13D -- the sole purpose of which has been to publicly disclose to the world at large a series of destabilizing and inflammatory letters Lichtenstein has sent to Ronson's management. These letters stressed alleged faults and raised objections calculated solely to confuse shareholders and to defame and to distract certain Ronson executives and the Board. In none of these Schedule 13D amendments has Steel ever disclosed its true intentions, plans or purposes for Ronson, or the membership or extent of the group it has assembled to further those undisclosed plans and purposes.

    42. Steel proposed nomination of two of its associates as directors of Ronson in 1998, evidencing its interest in acquiring influence over Ronson. Steel also submitted a proposal that Ronson immediately "put itself in play" that was rejected by 77% of voting shareholders on October 27, 1998.

    43. Steel published a letter dated December 22, 1998 that recklessly accused management of Ronson of various alleged misdeeds, contained innuendo about undescribed events, labeled Ronson CEO Louis V. Aronson II as a "corporate raider" and concluded, without any factual basis, that the cause of Ronson's financial results could be traced to the arrangements that Steel was questioning for its own ulterior purposes--seeking to compel the sale of Louis V. Aronson II's shares so that Steel could acquire a controlling interest in Ronson.

    44. While continuing to attack Ronson's management, Steel refused to provide information Ronson required in order to evaluate Steel's proposals. Nonetheless, Steel demanded a shareholder list in January, 1999, for which Ronson determined was an improper purpose under New Jersey law, while continuing to refuse to comply with requests for information. Ronson exercised its right to decline to provide the shareholder list.

    45. By letter dated November 22, 1999, Steel attacked an agreement between Ronson and one of its consultants, Mr. Carl Dinger, claiming that the agreement was an attempt by management to exercise secret control over additional shares and that the agreement lacked consideration. Ronson's response properly noted that Steel continued to refuse to provide information or to disclose the identity of its investors and also noted that Mr. Dinger was providing value to Ronson.

    46. By letter dated March 17, 2000, Steel continued its attack on the consulting agreement with Mr. Dinger and, in particular, Mr. Dinger's grant of a proxy to Ronson's board of directors to vote his shares. Ironically, in that very same period of time, Steel confederate Howard M. Lorber violated ss.13(d) of the Securities Exchange Act by filing a misleading Schedule 13D with the Securities and Exchange Commission in that it failed to disclose his affiliation with Steel.

    47. By letter dated February 7, 2001, Steel reiterated its prior complaints and sought termination of Ronson's Preferred Share Rights Plan (the "Rights Agreement"), a shareholder protection provision in the Ronson charter, for the obvious purpose of facilitating a takeover by Steel.

    48. By letter dated April 6, 2001, Steel sought access to Ronson's confidential books and records, information to which it was not entitled under New Jersey law. Ronson declined to provide such access to Steel, because it was rightfully concerned about the past behavior of Steel and its principal, Warren Lichtenstein, who would misuse the information.

    49. By letter dated June 21, 2002, Steel proposed that the shareholders of Ronson consider termination of the preferred stock purchase rights shareholder protection provisions. Ronson caused the proposal to be placed in the proxy materials and the shareholders (including independent shareholders not affiliated with Steel or Ronson management) voted overwhelmingly to reject Steel's proposal at the annual meeting on September 12, 2002.

    50. Before and after the shareholders of Ronson unequivocally rejected Steel's proposal in the Fall of 2002 Steel, through Mr. Bradford, falsely and intentionally misrepresented to Ronson that it would like to discuss its "exit and disassociation" from Ronson. Steel then entered into a confidentiality agreement with Ronson which was intended to be solely for the purpose of "exit and disassociation."

    51. Ronson agreed to and did meet with Steel in December 2002 under the false impression that the purpose of that meeting was to discuss Steel's "exit and disassociation" from Ronson. Mr. Lichtenstein and Mr. Aronson met, but during that meeting Mr. Lichtenstein avoided any discussion about Steel's divestiture of its stock interest in Ronson, which was the sole purpose of the meeting.

    52. In retrospect, Steel's real purpose for meeting was not to discuss
"exit and disassociation," but to acquire confidential information about Ronson which, rather than to use it to prepare a divestiture proposal, would be used by Steel to continue its tortious interference with Ronson's business prospects as a means of leverage for its own benefit and those of its wealthy, undisclosed limited partners and associates.

    53. Upon information and belief, prior to and within the past two years, Steel has been maliciously interfering with Ronson's efforts to conduct its business by contacting and meeting with Mr. Farzad Rastegar, the largest shareholder in PLC, in an effort to thwart Ronson's efforts to establish an ongoing business relationship with PLC. The establishment of a business relationship would expand further Ronson's business and product lines in certain international markets outside of the United States. This would include Ronson becoming a principal supplier to PLC for Ronson's fuels and certain new products.

    54. Steel also has acted in "bad faith" and to the detriment of Ronson, its shareholders, and employees by maliciously filing last month in the Superior Court of New Jersey a purported derivative action in the name of the corporation against Ronson's Board of Directors and one of its consultants without seeking the approval of other shareholders (Steel Partners II, L.P., et al. v. Louis V.

Aronson II, Robert A. Aronson, Erwin M. Ganz, I. Leo Motiuk, Gerard J. Quinnan, Justin P. Walder, Saul H. Weisman, and Carl W. Dinger II, et al., Superior Court of New Jersey, Docket No. ESX. C-101-03). Steel's lawsuit has forced Ronson to incur susbtantial costs and expenses in addressing that action.


                      IRREPARABLE INJURY TO RONSON AND ITS
                      ------------------------------------
                      SHAREHOLDERS ARISING FROM DEFENDANTS
                      ------------------------------------
                      VIOLATIONS OF FEDERAL SECURITIES LAWS
                      -------------------------------------

    55. As a result of their unlawful conduct, defendants have caused and, unless enjoined by this Court, will continue to cause Ronson, its shareholders, and the investing public to be irreparably harmed. By virtue of defendants' unlawful actions, the shareholders of Ronson are being denied their right to make investment and voting decisions concerning Ronson securities based on full and fair disclosure. Steel's efforts have further irreparably harmed the shareholders of Ronson because of the substantial damage inflicted to the corporation's reputation and brand name, and in that Ronson management's limited available time and resources have been diverted away from profit-making activities and into dealing with the false and misleading statements, and the destructive, diversionary and harmful tactics of the defendants.




                                     COUNT I
                                     -------

                       VIOLATIONS OF SECTION 13(d) OF THE
                       ----------------------------------
                         EXCHANGE ACT BY ALL DEFENDANTS
                         ------------------------------

    56. Ronson incorporates here by reference paragraphs 1 through 46.

    57. Section 13(d) of the Exchange Act and the rules and regulations promulgated there under provide that any person, including a group acting together for the purpose of acquiring, holding, or voting securities of a company, who acquires, directly or indirectly, the beneficial ownership of more than 5% of any class of equity securities registered under section 12 of the Exchange Act must, within ten days, file a statement on Schedule 13D with the SEC and with any exchange where the security is traded. The acquiring person must also deliver a copy of the Schedule 13D to the issuer.

    58. The Schedule 13D must set forth, among other things, the background and identity of the nominal purchasers (as well as the identities of the persons on whose behalf such securities were ultimately acquired), their businesses, the source of their financing, their purposes in acquiring the issuer's stock, and their plans and intentions with respect to the issuer.

    59. Rule 13d-101 specifically requires that the "reporting persons" disclose the purpose or purposes of the acquisition and any plans or proposals which would result in: the acquisition by any person of additional securities of the issuer or the disposition of securities of the issuer; an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the issuer or any of its subsidiaries; a sale or transfer of a material amount of assets of the issuer or any of its subsidiaries; any change in the present board of directors or management of the issuer; or any other material change in the issuer's business or corporate structure. If the acquirer's purpose is to influence the issuer with respect to any such changes, this control purpose must be disclosed whether or not the acquirer has decided on a plan or made a proposal to achieve this purpose.

    60. Rule 13d-101 further requires "reporting persons" to describe any contracts, arrangements, understandings, or relationships between themselves and any other person with respect to the issuer, "naming the persons with whom such contracts, arrangements, understandings, or relationships have been entered into."

    61. In addition, section 13(d)(2) of the Exchange Act and Rule 13d-2 require that a person filing Schedule 13D must "promptly" amend its Schedule 13D when any material change occurs in any of the facts set forth in the Schedule 13D.

    62. A primary purpose of section 13(d) is to alert companies, their shareholders, and the investing public generally to every large aggregation or accumulation of stock which might represent a potential shift in corporate control and to compel full disclosure of information critical to shareholders in making informed investment and voting decisions.

    63. Rule 13d-5(b)(1) provides that "[w]hen two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of Section 13(d) and (g) of the [Exchange Act], as of the date of such agreement, of all equity securities of that issuer beneficially owned by any such persons." The required filing may be made as a group, or the members may file individually. Pursuant to Rule 13d-1(f)(1), if the filing is made as a group, the information required to be disclosed in Schedule 13D is required to be given with respect to each member of the group. If the members file individually, each member must disclose all required facts with respect to the group.

    64. In contravention of Rule 13d, Steel, Hayes, Howard and Lorber (and probably other limited partners and confederates as well) had agreed to act together for the purpose of acquiring and/or voting the equity securities of Ronson and thus formed a "group" as defined in Rule 13d-5(b)(1).

    65. The Steel Partners Defendants have violated section 13(d) of the Exchange Act by reason of the fact that the Schedule 13D and the subsequent amendments thereto contain untrue statements of material fact and fail to state material facts necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading, in at least the following respects:

          (A) Despite the fact that the Steel Partners Defendants were participating in a group with the other defendants, and thus were part of a group that was deemed to have acquired beneficial ownership of more than 5% of Ronson's common stock by virtue of Steel's Ronson stock acquisitions at that time, none of the defendants have disclosed this critical information on any Schedule 13D over the succeeding years.

          (B) None of the Schedule 13D's filed by Steel or Lorber disclosed the contracts, arrangements, understandings, and relationships between and among the members of the Steel Group, including those between the Steel Partners Defendants and the other defendants, as to the acquisition, holding, and voting of the Ronson stock.

          (C) None of the Schedule 13D's filed by Steel or Lorber disclosed the names of the limited partners of Steel Partners II or their interests in Steel and Ronson. In addition, none of these filings disclosed that Steel regularly solicits and receives investment advice and input from its limited partners -- all well heeled investors who invested, upon information and belief, a minimum of $5,000,000 to join Steel.

          (D) None of the Schedule 13D's filed by Steel or Lorber fully disclosed Steel's long-standing intention to attempt to exercise control over Ronson and to use that control to force a merger between Ronson and Gateway, followed by its acquisition of, or merger with, PLC, to the detriment of Ronson, its shareholders, employees, et al. and for the sole benefit of Gateway's stockholders who include, among other Steel affiliates, Messrs. Lichtenstein, Howard, Lorber, and Hayes.

          (E) None of the Schedule 13D's filed by Steel disclosed Steel's admitted violation of Section 16(b) of the Exchange Act in connection with a prior proxy solicitation, nor did they disclose the injunction entered against Steel in the MICA case.

    66. As a result of the above violations of section 13(d), Ronson, its shareholders and the investing public have been, are being, and will, unless relief is granted by this Court, continue to be irreparably injured in that they are unable to evaluate the defendants' activities without material information to which they are lawfully entitled regarding the true membership, interests, and purposes of the group behind defendants' efforts to control Ronson information that is essential to informed decisions with respect to purchasing, selling and voting Ronson shares.


    67. Ronson has no adequate remedy at law.


                                    COUNT II
                                    --------

                          CLAIM FOR DECLARATORY RELIEF
                          ----------------------------
                         PURSUANT TO 28 U.S.C. ss. 2201
                         ------------------------------

    68. Ronson incorporates here by reference paragraphs 1 through 58.

    69. As of October 27, 1998, Ronson adopted the aforementioned Rights Agreement. Thousands of corporations throughout the United States have adopted similar plans. When triggered, the Rights Agreement provides for the distribution of rights to Ronson shareholders to purchase Ronson shares at a price substantially below current market value. The purpose of the Rights

Agreement is to protect Ronson shareholders against unsolicited and inadequate attempts to acquire control of Ronson that do not offer an adequate price to all shareholders; it assures this protection to shareholders because any hostile acquirer will necessarily trigger the plan, giving shareholders significant economic benefits at the raider's expense, unless the raider first negotiates with and secures the approval of Ronson's Board of Directors by offering a fair price.

    70. The Rights Agreement provides that each right entitles the holder thereof (except for the hostile acquiror and those acting in concert with it) to purchase from Ronson two shares for the price of one (the "Purchase Price"). While one right initially is "attached" to each outstanding share of Ronson stock, the rights will separate from the shares and a distribution of the rights will occur upon certain triggering events -- one such triggering event occurs ten days following the public announcement that a person (other than Louis V. Aronson II and his heirs, executors, administrators and assignees) alone or together with associates or affiliates has acquired, or obtained the right to acquire, beneficial ownership of 12% or more of Ronson's stock (an "Acquiring Person").

     71. The Rights Agreement includes in its definition of beneficial ownership any persons or groups of persons who are "beneficial owners" as defined under Rule 13d-3 of the Exchange Act, including ownership pursuant to any written or unwritten agreement, arrangement or understanding. Thus, if the aggregation of stock owned by persons acting in concert who are required to disclose such group activity on Schedule 13D exceeds 12% of the outstanding stock of Ronson, the Rights Agreement is triggered and the rights are distributed.

     72. In the event that a person or group becomes an Acquiring Person and the Rights Agreement is triggered, each holder of a right will thereafter have the right to receive upon exercise at the Purchase Price, in lieu of preferred shares, common shares having a value equal to two times the exercise price of the right (i.e., each $10 of exercise price will purchase approximately $20 in value of additional Ronson stock). Any person or group which triggers the Rights Agreement as an Acquiring Person is not entitled to participate in exercises under the Rights Agreement.

     73. Steel, together with defendants Hayes, Howard and Lorber and other undisclosed members of the Steel Group, in fact control more than 12% of Ronson's stock. Defendants are therefore an Acquiring Person under the Rights Agreement.

     74. There is now existing between Ronson and the defendants an actual, justiciable controversy in respect of which Ronson is entitled to have a declaration that:

          Defendants have beneficial ownership of 12% or more of Ronson's common stock;

          Defendants are an Acquiring Person as defined in the Rights Agreement.



                                    COUNT III
                                    ---------

                              CLAIM FOR DECLARATORY
                              ---------------------
                      RELIEF PURSUANT TO 28 U.S.C. ss. 2201
                      -------------------------------------

     75. Ronson incorporates here by reference paragraphs 1 through 65.

     76. In order to combat abusive takeover practices of the type being employed by Steel here, and to protect New Jersey shareholders, employees and communities from such activities, New Jersey passed into law the New Jersey Shareholders Protection Act, N.J.S.A. ss. 14A:10A-1 et. seq. In enacting this Statute the legislature found and "declared to be the public policy" of the state the following:

          a. Resident domestic corporations, as defined in this Act, encompass, represent and affect, through their ongoing business operations, a variety of constituencies including New Jersey
                           ------------------------------------------------
               shareholders, employees, customers, suppliers and local
               -------------------------------------------------------
               communities and their economies whose welfare is vital to the
               --------------------------------------------------------------
               State's interests.
               ------------------

          b. In order to promote such welfare, the regulation of the internal affairs of resident domestic corporations as reflected in the laws of this State governing business corporations should allow
                                                                  ------------
               for the stable, long-term growth of resident domestic
               -----------------------------------------------------
               corporations.
               -------------

          c. Takeovers of public corporations financed largely through debt to be repaid in the short-term by the sale of substantial assets of the target corporation, in other states, have impaired local employment conditions and disrupted local commercial activity. These takeovers prevent shareholders from realizing the full
               ------------------------------------------------------------
               value of their holdings through forced mergers and other coercive
               -----------------------------------------------------------------
               devices. The threat of these takeovers also deprives shareholders
               -----------------------------------------------------------------
               of value by forcing the adoption of short-term business
               -------------------------------------------------------
               strategies as well as defensive tactics which may not be in the
               -----------------------------------------------------------------
               public interest.
               ---------------

[Emphasis Added]

     77. Ronson, since it is incorporated and has its principal place of business in New Jersey, is a Resident Domestic Corporation for purposes of the Statute.

     78. Pursuant to Section 14A:10A-4 of the New Jersey Shareholders Protection
Act: "no resident domestic corporation shall engage in any business combination with any interested stockholder of that resident domestic corporation for a period of five years following that interested stockholder's stock acquisition date unless that business combination is approved by the board of directors of that resident domestic corporation prior to that interested stockholder's stock acquisition date."

     79. An interested stockholder is defined to include any person or entity that "is the beneficial owner, directly or indirectly, of 10% or more of the
                               ----------------------
voting powers of the outstanding voting stock" of the corporation.

     80. A beneficial owner is defined in the Statute to be anyone who directly or indirectly owns the stock or has an agreement, arrangement, or understanding concerning the sale or voting of such stock. In essence, anyone who is a beneficial owner for 13(d) purposes is a beneficial owner for purposes of the New Jersey Shareholders Protection Act.

     81. Steel, together with defendants Hayes, Howard and Lorber and the other undisclosed members of the Steel Group, is a beneficial owner under the New Jersey Shareholders Protection Act (the "Act") and have therefore violated the Act.

     82. There is now existing between Ronson and the defendants an actual, justiciable controversy in respect of which Ronson is entitled to a declaration that

          a. Defendants have beneficial ownership of 10% or more of Ronson's common stock;

          b. Defendants are an Interested Stockholder as defined in the New Jersey Shareholders Protection Act; and

          c. Defendants are subject to the prohibitions contained in Section 14A; 10A-4 and the restrictions contained in Section 14A:10A-5 of the New Jersey Shareholders Protection Act.



                                    COUNT IV
                                    --------

                INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE
                ------------------------------------------------

     83. Ronson incorporates here by reference paragraphs 1 through 73.

     84. Prior to, and more frequently during the period of May 1997 to March 1998, representatives of Ronson had numerous contacts with representatives of PLC, including Hambros (PLC's Investment Advisor) and Shaun Dowling (PLC's Chief Executive starting in June 1997), and with Ronson's English attorneys and Ronson's principal USA lender, in furtherance of Ronson's intent and plan of reacquiring from PLC certain rights to the Ronson name in most countries outside of North America.

     85. On May 19, 1997, Mr. Aronson responded to questions from Mr. Lichtenstein about PLC and the communications between Ronson and PLC. In that discussion, Mr. Lichtenstein stated that he had not been in contact with PLC or representatives of PLC. Mr. Aronson sought assurances and was led to believe by Mr. Lichtenstein that he would not contact people at PLC or anyone associated with PLC, so as not to disrupt the Company's intent and plan to reacquire certain rights with respect to the Ronson brand name.

     86. Ronson subsequently learned that Mr. Lichtenstein had met with representatives, management and employees of PLC, including Mr. Farzad Rastegar, Mr. Richard Furse, and the now deceased Mr. Victor Kiam. Upon information and belief, Mr. Lichtenstein's purpose in these meetings with PLC and its associates was to intentionally interfere with Ronson's expectancy of a business arrangement to regain certain overseas rights from PLC. Such actions were harmful and detrimental to Ronson.

     87. Ronson had a reasonable expectation that its contacts with PLC and Ronson's advisors, at home and in England, would result in the reacquisition by Ronson of certain rights to the Ronson name in the United Kingdom and certain other foreign countries. Further, Ronson had a reasonable expectation of future large economic benefits to its consumer operation in the United States from this reacquisition of certain foreign overseas rights to the Ronson brand name and, in addition, to become a supplier to PLC of certain Ronson consumer products.

     88. Defendant, Mr. Lichtenstein, as agent and representative of Steel Partners II, L.P., and Steel Partners, L.L.C., intentionally acted in a manner set forth above in order to disrupt and prevent the direct negotiation of a business arrangement between Ronson and PLC in anticipation of availing himself of the benefits of consolidating Ronson and PLC into Gateway or otherwise -- following his illicit takeover of Ronson.

     89. As a proximate result of the conduct of Mr. Lichtenstein, Steel Partners, II, L.P., and Steel Partners, L.L.C., Ronson has been prevented from reacquiring certain foreign rights to the Ronson name, and has suffered and continues to suffer substantial damages.

     90. The aforementioned acts of Mr. Lichtenstein were willful and oppressive, fraudulent and malicious. Ronson is therefore entitled to compensatory and punitive damages against Mr. Lichtenstein, Steel Partners II, L.P., and Steel Partners, L.L.C.

     WHEREFORE, Ronson respectfully requests that:

          (A) The Court adjudge and declare that the defendants and each of them have violated section 13(d) of the Exchange Act and the rules and regulations promulgated there under.

          (B) The Court adjudge and declare that the limited partners of Steel Partners are active participants in its investment scheme and require that the names and stockholdings of all limited partners be disclosed to Ronson's stockholders and the investing public.

          (C) The Court enjoin defendants, their servants, employees, agents and attorneys, and all persons acting for them or on their behalf or in concert or participation with them, from directly or indirectly: violating section 13(d) of the Exchange Act and the rules and regulations promulgated there under; soliciting and delivering any proxy, consent or authorization with respect to Ronson securities; acquiring or attempting to acquire any Ronson securities; voting in person or by proxy any Ronson securities acquired after the filing of Steel's initial Schedule 13D; soliciting or arranging for the solicitation of orders to buy or to sell any Ronson securities; otherwise controlling or influencing or attempting to control or to influence in any manner the management or business policies and decisions of Ronson through use of Ronson securities or otherwise; or taking or attempting to take any other steps in furtherance of any plan to change or influence the control of Ronson.

          (D) The Court enter an order requiring defendants to divest themselves of all Ronson securities acquired after the filing of Steel's initial
     Schedule 13D, by means of an orderly and broad distribution, and declaring and decreeing that Ronson is entitled to refuse to recognize any votes cast with respect to such securities by or on behalf of any defendants.

          (E) In addition, the Court enter an order requiring defendants to comply forthwith with all the requirements of the Exchange Act, including, without limitation, the filing of Schedules 13D fully complying with the relevant provisions of the Exchange Act and the rules and regulations promulgated there under.

          (F) The Court declare that defendants have beneficial ownership of 12% or more of Ronson's common stock and that defendants are an Acquiring Person as defined in the Rights Agreement.

          (G) The Court declare that defendants have beneficial ownership of 10% or more of Ronson's common stock and that defendants are an Interested Stockholder pursuant to the New Jersey Shareholders Protection Act.

          (H) The Court award plaintiff Ronson compensatory damages according to proof at trial.

          (I) The Court award plaintiff Ronson exemplary and punitive damages according to proof at trial.

          (J) The Court award plaintiff Ronson the costs and disbursements of this proceeding, together with reasonable attorneys' fees, and such other and further relief as to the Court may deem just and proper.


                                  McCARTER & ENGLISH, LLP
                                  Attorneys for Plaintiffs
                                  Louis V. Aronson II, Robert A. Aronson,
                                  Erwin M. Ganz, I. Leo Motiuk, Gerard J.
                                  Quinnan, Justin P. Walder, and Saul H. Weisman


                                  By:/S/ SETH T. TAUBE
                                     -------------------------------------------
                                       SETH T. TAUBE

DATED:
      ---------------
                                  DEUTCH & FALK LLC.
                                  Attorneys for Plaintiff
                                  Ronson Corporation


                                  By: /S/ KENNETH B. FALK
                                     -------------------------------------------
                                       KENNETH B. FALK

DATED:
      -----------------